Ford Pickups Have Best Start in Over 20 Years; Q1 U.S. Retail Sales Grow, Led by F-Series, Electrified Vehicles and Bronco • Ford Motor Company U.S. retail sales rose 5% in the first quarter propelled by a 19% retail increase in March • Sales of F-Series, America’s best-selling truck, grew 24% • Ford electrified vehicle sales start the year totaling a record 73,623 in the first quarter – up 26% – led by a record start for hybrids and electric vehicles, up 33% and 12% respectively • Sales of off-road performance vehicles grew 20% in the first quarter, led by a 35% increase in Bronco sales • Ford Pro Intelligence software platform subscriptions, based on end-of-quarter estimates, up about 20% year-over-year with approximately 674,000 active subscriptions DEARBORN, Mich., Apr. 1, 2025 – Ford Motor Company’s commitment to offering customers a wide range of powertrains across its lineup of work, adventure and performance vehicles helped the company deliver record-breaking sales for electrified vehicles and its best first-quarter pickup sales in more than 20 years. Overall Ford retail sales rose 5% in the quarter driven higher by strong March results, which increased 19%. In March, F-Series sales rose 38% and fueled a first quarter increase of 24% on sales of 190,389 trucks. F- Series continued as America’s best-selling truck lineup, leading the way with its broad offering of gas, diesel, hybrid and electric trucks. No other truck manufacturer offers this level of choice in the marketplace. F-Series, along with the popular Ranger and Maverick, together lifted Ford’s total pickup sales to 243,317 in the first quarter. To close out the quarter, Maverick, as a result of improved availability, tallied an all- time monthly sales record of 19,008 pickups sold in March. Based on strong retail sales in March, total sales for the month increased 10%. Overall, total Ford sales for the quarter decreased 1% year over year mainly due to daily rental fleet sales timing and lost volume from the discontinuation of the Ford Edge and Transit Connect. Ford Electrified Vehicles Off to a Record Start Coming off a record year in 2024, electrified vehicles (hybrid, plug-in hybrid, and electric) sold at a fast pace in the first quarter with sales totaling 73,623 – up 26% over last year. In the first quarter, Ford’s electrified vehicles represented 15% of total sales – up 3 percentage points over the same period last year. Mustang Mach-E is off to a record start on sales of 11,607 electric SUVs, despite limited inventory. The 2025 model year Mustang Mach-E SUVs are now in transit and will make their way to dealer lots in April. Sales of E-Transit, America’s best-selling electric van rose 30%, totaling 3,756.

Total hybrid sales rose 33%, with F-150 hybrid also up 33%. Maverick, America’s most affordable pickup, begins the year as America’s best-selling hybrid pickup on sales of 21,414. Bronco Pushes Off-Road Performance Sales Higher Ford off-road performance vehicles totaled 105,222 pickups and SUVs in the first quarter – up 20%. These off-road performance vehicles include Bronco and Bronco Sport as well as Raptor, Tremor, Timberline and FX4 vehicle packages on Ford pickups and SUVs. Ford begins the year with its off-road performance vehicles representing 21% of our total sales, up nearly 4 percentage points compared to a year ago. Bronco, the leader of Ford’s off-road performance vehicles, jumped to a strong start in first quarter on sales of 32,595 SUVs, up 35% compared to the same period last year. Based on the most recent retail registration data, which lags in its availability, Bronco outsold Jeep Wrangler in December 2024 and January of this year. The Bronco family, including Bronco Sport, totaled 65,958 SUVs – up 19% over last year. Ford Pro Intelligence Software Sales Up; BlueCruise Continues to Grow Since 2023, the number of Ford Pro connected commercial vehicles grew by over 40% with greater than 5 million in operation today. The Ford Pro Intelligence software platform now has approximately 674,000 active subscriptions, based on end of first quarter estimates, up an estimated 20% year-over-year. Customer usage of BlueCruise, Ford’s hands-free highway driving technology, continues to grow. At the end of the first quarter, customer usage reached an estimated 5 million cumulative hands-free highway hours driven across Ford and Lincoln. The new BlueCruise 1.4 version of software, with an improved hands- free highway driving experience, has shipped on the new 2025 F-150, 2025 Expedition and 2025 Lincoln Navigator. Meanwhile, BlueCruise 1.5 with Automatic Lane Change is shipping on the 2025 Mustang Mach- E. Remote Services Continues to Grow Ford and Lincoln dealers provided customers with more than 3.8 million remote service experiences in 2024. That momentum continued into the first quarter, with services up 11% percent and 879,204 service experiences. These include Mobile Service — in which technicians drive to service a customer’s vehicle — and Pickup & Delivery — in which a dealer employee picks up, services and returns a customer’s vehicle. Dealers have provided more than 503,822 Mobile Service experiences during the first quarter of this year, up 14.5% percent from year-ago. ###

About Ford Motor Company Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company’s Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company offers freedom of choice through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough EVs along with embedded software that defines exceptional digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, Ford provides financial services through Ford Motor Credit Company. Ford employs about 171,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com. *U.S. sales volume reflects transactions with (i) retail and fleet customers (as reported by dealers), (ii) government and (iii) Ford management. Average transaction pricing based on J.D. Power and Associates PIN data. Contact: Said Deep, sdeep@ford.com, 313-594-0592